THOMAS  O.  BAILEY
                              AND ASSOCIATES, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS


MEMBER
AMERICAN  INSTITUTE  OF  CERTIFIED  PUBLIC  ACCOUNTANTS     6060  NORTH  CENTRAL
EXPRESSWAY,  SUITE  400
PRIVATE  COMPANIES  PRACTICE  SECTION  OF  THE  AICPA     DALLAS,  TEXAS  75206
214-360-9091
TEXAS  SOCIETY  OF  CERTIFIED  PUBLIC  ACCOUNTANTS          FAX:  214-360-9230


                                  June 15, 1998


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Securities  and  Exchange  Commission
450  Fifth  Street  N.W.
Washington,  D.C.    20549

Gentlemen:

We have read the statements made by Empiric Energy, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of June, 1998. We agree with the statements concerning our Firm in such Form 8-K.

Yours  truly,

/s/  Thomas  O.  Bailey  &  Associates,  P.C.